Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Wisconsin Electric Power Company (the "Company") on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on November 12, 2004 (the "Report"), I, Allen L. Leverett, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

        (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Allen L. Leverett
Allen L. Leverett
Chief Financial Officer
November 12, 2004

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wisconsin Electric Power Company and will be retained by Wisconsin Electric Power Company and furnished to the Securities and Exchange Commission or its staff upon request.